UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 4, 2019

OCUGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36751 (Commission File Number)	04-3522315 (I.R.S. Employer Identification Number)

5 Great Valley Parkway, Suite 160

Malvern, Pennsylvania 19355

(484) 328-4701

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01	OCGN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Issuance of Warrants

As previously announced, on September 27, 2019, Ocugen, Inc., formerly known as Histogenics Corporation (the “Company” or “Ocugen”), completed its business combination with Ocugen, Inc. (“Old Ocugen”), whereby Old Ocugen merged into a subsidiary of the Company (the “Merger”), the Company changed its name to “Ocugen, Inc.” and the business conducted by the Company became the business conducted by Old Ocugen.  Immediately prior to the Merger, Ocugen and Old Ocugen completed a previously announced private placement transaction with certain accredited investors (the “Investors”) pursuant to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) dated June 13, 2019, as amended, by and among the Company, Old Ocugen and the Investors for an aggregate purchase price of approximately $25.0 million (the “Pre-Merger Financing”), whereby, among other things, (i) Old Ocugen issued to the Investors shares of Old Ocugen’s common stock (the “Initial Shares” and, as converted pursuant to the exchange rate in the Merger (after giving effect to the Company’s 1-for-60 reverse stock split) into the right to receive approximately 2.2 million shares of the Company’s common stock, the “Converted Initial Shares”), (ii) Old Ocugen deposited additional shares of Old Ocugen’s common stock (as converted pursuant to the exchange rate in the Merger (after giving effect to the Company’s 1-for-60 reverse stock split), approximately 2.2 million shares of the Company’s common stock, the “Converted Additional Shares”) into escrow for the benefit of the Investors, and (iii) the Company agreed to issue on the fifth trading day following the consummation of the Merger Series A Warrants representing the right to acquire shares of Ocugen’s common stock (“Common Shares”) up to the amount issuable in exchange for 200% of the Converted Initial Shares plus the Converted Additional Shares without giving effect to any limitation on delivery contained in the Securities Purchase Agreement, purchased by the holder (the “Series A Warrants”), additional Series B warrants to purchase Common Shares (the “Series B Warrants”), and Series C warrants to purchase 50 million Common Shares (the “Series C Warrants” and together with the Series A Warrants and the Series B Warrants, the “Warrants”)

On October 8, 2019, the Converted Additional Shares will be released from escrow to the Investors because, as determined at the close of business on October 2, 2019, 80% of the volume-weighted average trading price of a share of Ocugen’s common stock as quoted on the Nasdaq Capital Market for the first three trading days immediately following the closing date of the Pre-Merger Financing was lower than the price paid by the Investors for the Initial Shares.

On October 4, 2019, pursuant to the Securities Purchase Agreement, Ocugen issued the Series A Warrants, the Series B Warrants and the Series C Warrants.

Series A Warrants

The Series A Warrants were issued on October 4, 2019 at an initial exercise price of $7.13, were immediately exercisable upon issuance and have a term of 60 months from the date of issuance. The Series A Warrants are exercisable for 8,771,928 Common Shares in the aggregate.

The Series A Warrants provide that if Ocugen issues or sells, enters into a definitive, binding agreement pursuant to which Ocugen is required to issue or sell or is deemed, pursuant to the provisions of the Series A Warrants, to have issued or sold, any Common Shares for a price per share lower than the exercise price then in effect (a “Dilutive Issuance”), subject to certain limited exceptions, then (i) the exercise price of the Series A Warrants shall be reduced to such lower price per share and (ii) the number of shares issuable upon exercise of the Series A Warrants shall be increased to the number of Common Shares determined by multiplying (a) the exercise price in effect immediately prior to such Dilutive Issuance by (b) the number of Common Shares issuable upon exercise of the Series A Warrants immediately prior to such Dilutive Issuance (without giving effect to any limitation on exercise contained therein), and dividing the product thereof by the exercise price resulting from such Dilutive Issuance.

Pursuant to the Series A Warrants, Ocugen has agreed not to enter into, allow or be party to certain fundamental transactions, generally including any merger with or into another entity, sale of all or substantially all of Ocugen’s assets, tender offer or exchange offer, or reclassification of the Common Shares (a “Fundamental Transaction”) until the 45th trading day immediately following the earlier to occur of (i) the first date on which the holders can sell all the shares issuable upon exercise of the Series A Warrants and the Series B Warrants without restriction or limitation pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), and without the requirement to be in compliance with Rule 144(c)(1) and (ii) October 4, 2020 (the “Reservation Date”). Thereafter, Ocugen will agree not to enter into or be party to a Fundamental Transaction unless the successor entity in such transaction assumes in writing all of the obligations of Ocugen under the Series A Warrants and the other Pre-Merger Financing documents, upon which the Series A Warrants shall become exercisable for Common Shares, shares of the common stock of the successor entity or the consideration that would have been issuable to the holders had they exercised the Series A Warrants prior to such Fundamental Transaction, at the holders’ election. Additionally, if the successor entity is a publicly traded corporation, the holders may elect to receive an equivalent security of the successor entity, in exchange for the Series A Warrants. Any security issuable or potentially issuable to the holder pursuant to the terms of the Series A Warrants on the consummation of a Fundamental Transaction must be registered and freely tradable by the holder without any restriction or limitation or the requirement to be subject to any holding period pursuant to any applicable securities laws.

Additionally, at the request of a holder delivered before the 90th day after the consummation of a Fundamental Transaction, Ocugen or the successor entity must purchase such holder’s warrant for the value calculated using the Black-Scholes option pricing model as of the day immediately following the public announcement of the applicable Fundamental Transaction, or, if the Fundamental Transaction is not publicly announced, the date the Fundamental Transaction is consummated.

The Series A Warrants also contain a “cashless exercise” feature that allows the holders to exercise the Series A Warrants without making a cash payment in the event that there is no effective registration statement registering the shares issuable upon exercise of the Series A Warrants. The Series A Warrants are subject to a blocker provision which restricts the exercise of the Series A Warrants if, as a result of such exercise, the holder, together with its affiliates and any other person whose beneficial ownership of Common Shares would be aggregated with the holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) would beneficially own in excess of 4.99% or 9.99% of the outstanding Common Shares (including the Common Shares issuable upon such exercise).

If Ocugen fails to issue to a holder of Series A Warrants the number of Common Shares to which such holder is entitled upon such holder’s exercise of the Series A Warrants, then Ocugen shall be obligated to pay the holder on each day while such failure is continuing an amount equal to 2.0% of the market value of the undelivered shares determined using any trading price of the Common Shares selected by the holder while the failure is continuing and if the holder purchases Common Shares in connection with such failure (“Series A Buy-In Shares”), then Ocugen must, at the holder’s discretion, reimburse the holder for the cost of such Series A Buy-In Shares or deliver the owed shares and reimburse the holder for the difference between the price such holder paid for the Series A Buy-In Shares and the market price of such shares, measured at any time of the holder’s choosing while the delivery failure was continuing.

Further, in the event that Ocugen does not have sufficient authorized shares to deliver in satisfaction of an exercise of a Series A Warrant, then unless the holder elects to void such attempted exercise, the holder may require Ocugen to pay an amount equal to the product of (i) the number of shares that Ocugen is unable to deliver and (ii) the highest volume-weighted average price of a share of Ocugen common stock as quoted on Nasdaq during the period beginning on the date of such attempted exercise and ending on the date that Ocugen makes the applicable payment.

Series B Warrants

The Series B Warrants have an exercise price of $0.01, were exercisable upon issuance and will expire on the day following the later to occur of (i) the 45th trading day immediately following the earlier to occur of (a) the first date on which the holders can sell all the shares issuable upon exercise of the Series A Warrants and Series B Warrants without restriction or limitation pursuant to Rule 144 under the Securities Act, and without the requirement to be in compliance with Rule 144(c)(1) and (b) October 4, 2020, and (ii) the date on which the Series B Warrants have been exercised in full (without giving effect to any limitation on exercise contained therein) and no shares remain issuable thereunder. The Series B Warrants will be initially exercisable by a holder for an amount of Ocugen common stock equal to the number (if positive) obtained by subtracting (i) the sum of (a) the number of Converted Initial Shares and (b) the number of Converted Additional Shares delivered or deliverable to the holder pursuant to the Securities Purchase Agreement, from (ii) the quotient determined by dividing (a) the pro rata portion of the Purchase Price paid by such holder by (b) 80% of the sum of the volume-weighted average prices of a share of Ocugen common stock on Nasdaq for the first three trading days immediately following the closing date of the Pre-Merger Financing, divided by three.

Additionally, every ninth trading day up to and including the 45th trading day (each, a “Reset Date”) following (i) each date on which a registration statement registering any registrable securities for resale by a holder of Purchased Securities is declared effective and/or is available for use, (ii) if there is no effective registration statement that is available for use registering all of the shares issuable upon exercise of the Series A Warrants and the Series B Warrants, the earlier to occur of (a) the first date on which the holders can sell all the shares issuable upon exercise of the Series A Warrants and the Series B Warrants without restriction or limitation pursuant to Rule 144 under the Securities Act, and (b) April 4, 2020 (such earlier date, the “Six Month Reset Date”) and (iii) in the event of a Public Information Failure at any time following the Six Month Reset Date, then the earlier to occur of (a) the date the Public Information Failure is cured and no longer prevents the holder from selling all of the shares issuable upon exercise of the Series A Warrants and the Series B Warrants pursuant to Rule 144 without restriction or limitation, (b) the first date on which the holders can sell all the shares issuable upon exercise of the Series A Warrants and the Series B Warrants without restriction or limitation pursuant to Rule 144 under the Securities Act and without the requirement to be in compliance with Rule 144(c)(1), and (c) October 4, 2020 (such 45 trading day period, the “Reset Period” and each such 45th trading day after (i), (ii), or (iii), the “End Reset Date”), the number of shares issuable upon exercise of the Series B Warrants shall be increased to the number (if positive) obtained by subtracting (i) the sum of (a) the number of Converted Initial Shares and (b) the number of Converted Additional Shares delivered or deliverable to the holder pursuant to the Securities Purchase Agreement, from (ii) the quotient determined by dividing (a) the pro rata portion of the Purchase Price paid by such holder, by (b) the greater of (y) 80% of the arithmetic average of the two lowest dollar volume-weighted average prices of a share of Ocugen common stock on Nasdaq during the applicable Reset Period immediately preceding the applicable Reset Date to date and (z) $1.00 (which amount shall not be adjusted for reverse stock splits or other similar events).

Pursuant to the Series B Warrants, Ocugen has also agreed not to enter into, allow or be party to a Fundamental Transaction until the Reservation Date. Thereafter, Ocugen has agreed not to enter into or be party to a Fundamental Transaction unless the successor entity in such transaction assumes in writing all of the obligations of Ocugen under the Series B Warrants and the other Pre-Merger Financing documents, upon which the Series B Warrants shall become exercisable for Common Shares, shares of the common stock of the successor entity or the consideration that would have been issuable to the holders had they exercised the Series B Warrants prior to such Fundamental Transaction, at the holders’ election. Additionally, if the successor entity is a publicly traded corporation, the holders may elect to receive an equivalent security of the successor entity, in exchange for the Series B Warrants. Any security issuable or potentially issuable to the holder pursuant to the terms of the Series B Warrants on the consummation of a Fundamental Transaction must be registered and freely tradable by the holder without any restriction or limitation or the requirement to be subject to any holding period pursuant to any applicable securities laws.

The Series B Warrants also contain a “cashless exercise” feature that allows the holders to exercise the Series B Warrants without making a cash payment. The Series B Warrants are subject to a blocker provision which restricts the exercise of the Series B Warrants if, as a result of such exercise, the holder, together with its affiliates and any other person whose beneficial ownership of Ocugen common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act would beneficially own in excess of 4.99% or 9.99% of the outstanding Common Shares (including the shares of common stock issuable upon such exercise).

If Ocugen fails to issue to a holder of Series B Warrants the number of Common Shares to which such holder is entitled upon such holder’s exercise of the Series B Warrants, then Ocugen shall be obligated to pay the holder on each day while such failure is continuing an amount equal to 2.0% of the market value of the undelivered shares determined using any trading price of Ocugen common stock selected by the holder while the failure is continuing and if the holder purchases Common Shares in connection with such failure (“Series B Buy-In Shares”), then Ocugen must, at the holder’s discretion, reimburse the holder for the cost of such Series B Buy-In Shares or deliver the owed shares and reimburse the holder for the difference between the price such holder paid for the Series B Buy-In Shares and the market price of such shares, measured at any time of the holder’s choosing while the delivery failure was continuing.

Further, in the event that Ocugen does not have sufficient authorized shares to deliver in satisfaction of an exercise of a Series B Warrant, then unless the holder elects to void such attempted exercise, the holder may require Ocugen to pay an amount equal to the product of (i) the number of shares that Ocugen is unable to deliver and (ii) the highest volume-weighted average price of a share of Ocugen common stock as quoted on Nasdaq during the period beginning on the date of such attempted exercise and ending on the date that Ocugen makes the applicable payment.

Series C Warrants

The Series C Warrants are exercisable for up to 50 million Common Shares at an exercise price of $7.13, were exercisable upon issuance and will expire upon the 45th trading day immediately following the earlier to occur of (i) the date the holder can sell all shares issuable upon exercise of the Series C Warrants pursuant to Rule 144 without restriction or limitation and without the requirement to be in compliance with Rule 144(c)(1) and (ii) October 4, 2020, provided that if such date falls on a day other than a business day or on which trading does not take place on Nasdaq (a “Holiday”), the next day that is not a Holiday (the “Series C Expiration Date”).

If the volume-weighted average trading price of a share of Ocugen common stock on Nasdaq is less than or equal to $1.20 per share (as adjusted for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits and similar events) on any five trading days following the date of issuance and prior to the Series C Expiration Date, the holder may, in lieu of making any cash payment in connection with the exercise of the Series C Warrants, elect to receive a number of Common Shares equal to the number of Series C Warrants.

Pursuant to the Series C Warrants, Ocugen has also agreed not to enter into, allow or be party to a Fundamental Transaction until the Reservation Date. Thereafter, Ocugen agreed not to enter into or be party to a Fundamental Transaction unless the successor entity in such transaction assumes in writing all of the obligations of Ocugen under the Series C Warrants and the other Pre-Merger Financing documents, upon which the Series C Warrants shall become exercisable for Common Shares, shares of the common stock of the successor entity or the consideration that would have been issuable to the holders had they exercised the Series C Warrants prior to such Fundamental Transaction, at the holders’ election. Additionally, if the successor entity is a publicly traded corporation, the holders may elect to receive an equivalent security of the successor entity, in exchange for the Series C Warrants. Any security issuable or potentially issuable to the holder pursuant to the terms of the Series C Warrants on the consummation of a Fundamental Transaction must be registered and freely tradable by the holder without any restriction or limitation or the requirement to be subject to any holding period pursuant to any applicable securities laws.

The Series C Warrants also contain a “cashless exercise” feature that allows the holders to exercise the Series C Warrants without making a cash payment. The Series C Warrants are subject to a blocker provision which restricts the exercise of the Series C Warrants if, as a result of such exercise, the holder, together with its affiliates and any other person whose beneficial ownership of Common Shares would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act would beneficially own in excess of 4.99% or 9.99% of the outstanding Common Shares (including the shares of common stock issuable upon such exercise).

If Ocugen fails to issue to a holder of Series C Warrants the number of Common Shares to which such holder is entitled upon such holder’s exercise of the Series C Warrants, then Ocugen shall be obligated to pay the holder on each day while such failure is continuing an amount equal to 2.0% of the market value of the undelivered shares determined using any trading price of Ocugen common stock selected by the holder while the failure is continuing and if the holder purchases Common Shares in connection with such failure (“Series C Buy-In Shares”), then Ocugen must, at the holder’s discretion, reimburse the holder for the cost of such Series C Buy-In Shares or deliver the owed shares and reimburse the holder for the difference between the price such holder paid for the Series C Buy-In Shares and the market price of such shares, measured at any time of the holder’s choosing while the delivery failure was continuing.

Further, in the event that Ocugen does not have sufficient authorized shares to deliver in satisfaction of an exercise of a Series C Warrant, then unless the holder elects to void such attempted exercise, the holder may require Ocugen to pay an amount equal to the product of (i) the number of shares that Ocugen is unable to deliver and (ii) the highest volume-weighted average price of a share of Ocugen common stock as quoted on Nasdaq during the period beginning on the date of such attempted exercise and ending on the date that Ocugen makes the applicable payment.

Registration Rights

In connection with the Pre-Merger Financing, Ocugen entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors. Pursuant to the Registration Rights Agreement, Ocugen is required to file an initial resale registration statement with respect to shares of Ocugen capital stock (the “Registrable Securities”), held by or issuable to the Investors, within 10 days of the closing of the Pre-Merger Financing. Additionally, Ocugen is required to file additional resale registration statements with respect to the Registrable Securities within 30 days of each End Reset Date, to the extent that such Registrable Securities are not already registered for resale on a prior registration statement. Ocugen will be required to use commercially reasonable efforts to maintain the effectiveness of these registration statements until the Registrable Securities covered by these registration statements have been disposed of or are no longer Registrable Securities.

If Ocugen fails to file and obtain and maintain effectiveness of the resale registration statements required under the Registration Rights Agreement or fails, subject to limited grace periods, to maintain the effectiveness of the resale registration statements, then Ocugen shall be obligated to pay to each affected holder of Registrable Securities an amount equal to 2.0% of the aggregate Purchase Price of such

Investor’s Registrable Securities whether or not included in such registration statement on each of the day of such failure and on every thirtieth day thereafter (pro-rated for periods of less than 30 days) until the date such failure is cured.

These registration rights granted under the Registration Rights Agreement are subject to certain conditions and limitations, including Ocugen’s right to delay or withdraw a registration statement under certain circumstances. The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions.

Amendment to Asset Purchase Agreement

On October 4, 2019, Ocugen entered into a second amendment (the “Amendment”) to the Asset Purchase Agreement between the Company and Medavate Corp., a Colorado corporation (“Buyer”), dated May 7, 2019, as amended by Amendment No. 1 to Asset Purchase Agreement on September 26, 2019 (the “Agreement”). The Amendment increases the purchase price under the Agreement to $7.0 million (the “Purchase Price”) and provides for Buyer to pay the Company low single digit royalties on the net sales of the NeoCart asset until the earlier of (a) the expiration of the last United States patent relating to transferred intellectual property; or (b) 10 years after commercial launch in the United States. The Amendment also revises the closing date of the Agreement from October 4, 2019 to the earlier of (a) October 31, 2019; or (b) two business days after the Buyer obtains financing in an amount no less than the Purchase Price (the “Closing Date”). The Amendment further provides that if the Closing Date does not occur on or prior to October 31, 2019, the Company may choose to terminate the Agreement and, if the Company does not terminate the Agreement, the Purchase Price shall increase 10% per month (or any portion thereof) between October 31st, 2019 and the Closing Date.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of Amendment No. 2 to Asset Purchase Agreement, which is filed herewith as Exhibit 10.1, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Ocugen issued the Warrants to the Investors in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act. Ocugen relied on this exemption from registration for private placements based in part on the representations made by the Investors, including the representations with respect to each Investor’s status as an “accredited investor”, as such term is defined in Rule 501(a) of the Securities Act, and the Investors’ investment intent.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Exhibit

4.1	Form of Series A Investor Warrant

4.2	Form of Series B Investor Warrant

4.3	Form of Series C Investor Warrant

10.1	Amendment No. 2 to Asset Purchase Agreement, dated October 4, 2019, by and between the Company and Medavate Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2019	OCUGEN, INC.

	By:	/s/ Shankar Musunuri
Shankar Musunuri
Chief Executive Officer and Chairman